Exhibit 99.1

SideChannel Appoints Jamie Wolf as Chief Marketing Officer to Accelerate Brand Growth and Market Expansion

WORCESTER, MA / ACCESS Newswire / October 29, 2025– SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leader in cybersecurity services and technology, today announced the appointment of Jamie Wolf as Chief Marketing Officer. Wolf joins the executive leadership team to accelerate SideChannel’s brand visibility, go-to-market strategy, and partner ecosystem engagement as the company continues to expand its vCISO and Enclave SaaS security offerings.

With nearly two decades in B2B marketing and a seasoned understanding of the cybersecurity landscape, Wolf will drive SideChannel’s brand, market growth, and go-to-market strategy. Previously, she led global marketing and partner teams at Cyderes, elevating how the company positioned itself with enterprise clients and partners across key markets.

“After years on both the vendor and MSSP sides of cybersecurity, I was drawn to SideChannel’s differentiated model”, said Jamie Wolf, Chief Marketing Officer of SideChannel. “Our combination of vCISO expertise and the Enclave platform creates a powerful differentiator for growth. I’m thrilled to amplify this vision and strengthen how we engage with clients and partners.”

“Jamie’s leadership and understanding of the cybersecurity ecosystem make her a great addition to our executive team,” said Brian Haugli, Chief Executive Officer of SideChannel. “Her experience connecting marketing, partnerships, and business growth will help us reinforce the trusted relationships that define SideChannel.”

Additionally, SideChannel continues to invest in Enclave’s growth with the hiring of Rick Dill as Account Executive to focus on expanding the enterprise footprint of Enclave, SideChannel’s flagship security platform. Dill brings over 15 years of cybersecurity sales experience with a focus on zero trust and endpoint solutions. His experience selling into MSSPs and regulated industries aligns well with Enclave’s target markets. “What drew me to SideChannel and Enclave is their ability to apply innovative technology to address diverse business and security challenges — that’s the kind of work I love,” said Rick Dill.

With Wolf’s and Dill’s appointments, SideChannel is advancing its strategy by elevating brand visibility, strengthening market position, and accelerating how the company engages with clients and partners. Their roles underscore SideChannel’s commitment to delivering measurable value to organizations seeking trusted cybersecurity expertise.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero trust. Learn more at sidechannel.com.

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Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.